UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2006

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-50291	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 UNION BLVD, SUITE 540, LAKEWOOD, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

On April 1, 2006, VCG Holding Corp., a Colorado corporation (the “Company”), completed the sale of membership units of its wholly-owned subsidiary, Glenarm Restaurant LLC, a Colorado limited liability company (the “Subsidiary”) in a private placement transaction. The minimum offering was 2 Units (or $450,000); the maximum offering was 12 Units (or $2,700,000). The minimum subscription was set at $225,000 per Unit, although the Subsidiary retained the right, in its sole discretion, to accept subscriptions for less than that amount. The Company sold a 7% ($525,000) ownership stake in the Subsidiary. The Company did not engage a placement agent in connection with this private placement. The Company intends to use the proceeds of this offering to fund the redemption of shares of its Series A Preferred Stock.

The offer and sale of the Units was made pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Rule 506 of Regulation D under the Securities Act. All of the offers and sales of the Units were made exclusively to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D) in offers and sales not involving a public offering insofar as the purchasers in the private placement were accredited investors purchasing the securities for their own account and not with a view towards or for resale in connection with their distribution. The private placement was conducted without general solicitation or advertising. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

N/a.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: April 6, 2006	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer

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